                           SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement            [_] CONFIDENTIAL, FOR USE OF THE
                                               COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                 RULE 14A-6(E)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                            SEI Investments Company
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the From or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date filed:

Notes:

      SEI Investments

        NOTICE OF ANNUAL MEETING

                        of Shareholders to be held May 14, 1997

                         SEI INVESTMENTS COMPANY
                         Oaks, PA 19456-1100

                         PROXY STATEMENT
                         1997 ANNUAL MEETING OF SHAREHOLDERS

                         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SEI Investments Company (the "Company") of proxies for use at the 1997 Annual Meeting of Shareholders of the Company to be held on May 14, 1997 (the "1997 Annual Meeting") and at any adjournments thereof. Action will be taken at the meeting upon the election of three directors, approval of an amendment and restatement of the Company's Stock Option Plan, ratification of the selection of Arthur Andersen LLP as the Company's auditors for 1997, and such other business as may properly come before the meeting and any adjournments thereof. This Proxy Statement, the accompanying proxy card, and the Company's Annual Report for 1996 will first be sent to the Company's shareholders on or about April 17, 1997.

                         VOTING AT THE MEETING

                         Only the holders of the Company's Common Stock, par value $.01 per share ("Shares"), of record at the close of business on April 3, 1997 are entitled to vote at the 1997 Annual Meeting. On that date there were 18,522,159 Shares outstanding and entitled to be voted at the meeting. Each holder of Shares entitled to vote will have the right to one vote for each Share outstanding in his or her name on the books of the Company. See "Ownership of Shares" for information regarding the ownership of Shares by directors, nominees, officers, and certain shareholders of the Company.
                            The Shares represented by each properly executed
                         proxy card will be voted in the manner specified by the shareholder. If instructions to the contrary are not given, such Shares will be voted FOR the election to the Board of Directors of the nominees listed herein, FOR the approval of the Amendment and FOR ratification of the selection of Arthur Andersen LLP as the Company's auditors for 1997. If any other matters are properly presented to the meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.
                            Execution of the accompanying proxy card will not
                         affect a shareholder's right to attend the meeting and vote in person. Any shareholder giving a proxy has the right to revoke it by giving written notice of revocation to the Secretary of the Company at any time before the proxy is voted. Under the Pennsylvania Business Corporation Law, if a shareholder (including a nominee, broker, or other record owner) records the fact of abstention or fails to vote (including broker non-votes) either in person or by proxy, such action is not considered a vote cast and will have no effect on the election of directors or voting upon Proposals two or three, but will be considered present for purposes of determining a quorum.

      (Proposal No. 1)   Election of Directors

                         The Board of Directors of the Company currently consists of seven members and is divided into three classes, two classes each being comprised of two directors and one class being comprised of three directors. One class is elected each year to hold office for a three-year term and until successors of such class are duly elected and qualified, except in the event of death, resignation, or removal. Subject to shareholder approval at this meeting, three directors will be elected for the current class. This class will be elected at the 1997 Annual Meeting by a plurality of votes cast at the meeting.
                            Messrs. Greer, Lieb and Romeo, all of whom are
                         current members of the Board, have been nominated by the Board of Directors for election as directors at the 1997 Annual Meeting. Shares represented by properly executed proxy cards in the accompanying form will be voted for such nominees in the absence of instructions to the contrary. The nominees have consented to be named and to serve if elected. The Company does not know of anything that would preclude the nominees from serving if elected. If, for any reason, a nominee should become unable or unwilling to stand for election as a director, either the Shares represented by all proxies authorizing votes for such nominee will be voted for the election of such other person as the Board of Directors may recommend or the number of directors to be elected at the 1997 Annual Meeting will be reduced accordingly.

                            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
                         THE SHAREHOLDERS VOTE FOR THE ELECTION OF MESSRS. GREER, LIEB AND ROMEO AS DIRECTORS AT THE 1997 ANNUAL MEETING.

                            Set forth below is certain information concerning
                         Messrs. Greer, Lieb and Romeo and each of the five directors whose terms continue after the 1997 Annual Meeting.

                         Nominees for election at the 1997 Annual Meeting:

                         HENRY H. GREER, 59, has been a director since November 1979 and is a member of the Audit Committee of the Board. Mr. Greer has served as the Company's President and Chief Operating Officer since August 1990 and as the Company's Chief Financial Officer since September 1996. From May 1989 until August 1990, Mr. Greer served as President of the Company's Benefit Services Division under a consulting arrangement. For the eleven-year period prior to August 1990, Mr. Greer was President of the Trident Capital Group, a venture capital firm.

                         RICHARD B. LIEB, 49, has been an Executive Vice President of the Company since October 1990 and a director since 1994. Mr. Lieb was named President of the Company's Investment Systems and Services Unit in 1995. Mr. Lieb was President and Chief Executive Officer of the Company's Insurance Asset Services Division from March 1989 until October 1990. From 1986 to 1989, Mr. Lieb served in various executive positions with the Company.

                         CARMEN V. ROMEO, 53, has been an Executive Vice President of the Company since December 1985 and a director since June 1979. Mr. Romeo was Treasurer and Chief Financial Officer of the Company from June 1979 until September 1996.

                         Directors continuing in office with terms expiring in 1998:

                         ALFRED P. WEST, JR., 54, has been the Chairman of the Board of Directors and Chief Executive Officer of the Company since its inception in 1968. From June 1979 until August 1990, Mr. West also served as the Company's President. He is a member of the Compensation Committee of the Board.

                         WILLIAM M. DORAN, 56, has been a director since March 1985 and is a member of the Compensation Committee of the Board. Mr. Doran is Secretary of the Company and since October 1976 has been a partner in the law firm of Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania. Mr. Doran is a trustee of SEI Liquid Asset Trust, SEI Tax Exempt Trust, SEI Daily Income Trust, SEI Institutional Managed Trust, SEI Index Funds, SEI International Trust, SEI Asset Allocation Trust, SEI Institutional Investments Trust, The Arbor Fund, The Advisors' Inner Circle Fund, and The Marquis Funds, each of which is an investment company for which the Company's subsidiaries act as advisor, administrator and/or distributor.

                         Directors continuing in office with terms expiring in 1999:

                         DONALD C. CARROLL, 66, has been a director since November 1979 and is the Chairman of the Audit Committee of the Board. Dr. Carroll has been a financial consultant since 1986. From 1984 until November 1986, he was Chairman of CGW Data Services, Inc., a computer services company. From 1972 until 1985, Dr. Carroll was Professor of Management and Decision Sciences of the Wharton School of the University of Pennsylvania, and from 1972 until 1983 he served as Dean of the Wharton School. Dr. Carroll is the Chairman of Schulco, Inc., a privately-held company, and is a member of the Board of Directors of Vestaur Securities, Inc., a publicly-held company.

                         HENRY H. PORTER, JR., 62, has been a director since September 1981 and is a member of the Audit and Compensation Committees of the Board. Since June 1980, Mr. Porter has been a private investor and financial consultant. Mr. Porter is a member of the Board of Directors of Caldwell & Orkin Funds, Inc., which is an investment company.

   Board and Committee   The Board of Directors of the Company held six
              Meetings   meetings in 1996. During the year, all directors
                         attended at least 75% of all meetings of the Board of Directors and of the committees on which they served, except for Mr. Carroll, who attended three of the six meetings of the Board of Directors. Standing committees of the Board of Directors of the Company are the Audit Committee and Compensation Committee.
                         Members of the Audit Committee are Messrs. Carroll,
                         Greer and Porter. Members of the Compensation
                         Committee are Messrs. West, Doran and Porter.
                            During 1996, the Audit Committee met three times.
                         The principal functions of the Audit Committee are to review with management and the Company's independent public accountants the scope and results of the various audits conducted during the year; to discuss with management and the Company's independent public accountants the Company's annual financial statements; and to review fees paid to, and the scope of services provided by, the Company's independent public accountants.
                            During 1996, the Compensation Committee met three
                         times. The principal function of the Compensation
                         Committee is to administer the Company's compensation programs, including its stock option plans and bonus and incentive plans. The Committee also reviews with management and approves the salaries of senior corporate officers and employment agreements between the Company and senior corporate officers.
                            The Board of Directors does not have a Nominating
                         Committee. The Board will consider nominees for election to the Board of Directors recommended by the Company's shareholders. All such recommendations should be submitted in writing to the Board at the Company's principal office.
                            In February 1997, the Board of Directors
                         established a Stock Option Committee. The principal function of the Stock Option Committee will be to administer the Company's Stock Option Plan. Members of the Stock Option Committee are Messrs. Carroll and
                         Porter.

                         OWNERSHIP OF SHARES

                         The following table contains information as of February 28, 1997 relating to the beneficial ownership of Shares by each of the nominees for election to, and members of, the Board of Directors, by the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company, by the nominees for election to, and members of, the Board of Directors and the Company's officers as a group, and by the holders of 5% or more of the total Shares outstanding. As of February 28, 1997, there were 18,560,946 Shares outstanding. Information as to the number of Shares owned and the nature of ownership has been provided by these persons and is not within the direct knowledge of the Company. Unless otherwise indicated, the named persons possess sole voting and investment power with respect to the Shares listed.

                                                                        PERCENT
                NAME OF INDIVIDUAL                          NUMBER OF        OF
                OR IDENTITY OF GROUP                     SHARES OWNED CLASS (1)
                ---------------------------------------------------------------
                Alfred P. West, Jr.(/2/)................  5,220,277     26.6%
                William M. Doran(/3/) (/4/).............    818,320      4.2%
                Carmen V. Romeo(/3/) (/5/)..............    467,430      2.4%
                Henry H. Greer(/3/).....................    356,371      1.8%
                Richard B. Lieb(/3/)....................    211,000      1.1%
                Donald C. Carroll(/3/)..................    179,984       *
                Edward D. Loughlin(/3/).................    148,119       *
                Henry H. Porter, Jr.(/3/)...............     58,000       *
                All executive officers and directors as
                 a group (11 persons)...................  7,687,042     39.2%
                Thomas W.Smith(/7/).....................  1,779,400      9.1%
                Thomas N. Tryforos(/7/).................  1,389,044      7.1%
                -------------------------------------------------------------

                       * Less than one percent.
                      (1) Based upon 19,629,396 Shares which is comprised of
                          18,560,946 Shares outstanding on February 28, 1997 plus 1,068,450 Shares which may be acquired upon the exercise of stock options by all executive officers and directors as a group on or before June 17, 1997.
                      (2) Includes an aggregate of 4,000 Shares held by Mr.
                          West's wife and 815,354 Shares held in trusts for the benefit of Mr. West's children, of which Mr. West's wife is a trustee or co-trustee. Mr. West disclaims beneficial ownership of the Shares held in trust. Mr. West's address is c/o SEI Investments Company, Oaks, PA 19456-1100.

                      (3) Includes, with respect to Messrs. Carroll, Doran,
                          Porter, Greer, Romeo, Lieb, and Loughlin, 34,000, 34,000, 34,000, 327,750, 108,750, 173,000 and
                          141,500 Shares, respectively, which may be acquired upon exercise of stock options exercisable on or before June 17, 1997.
                      (4) Includes an aggregate of 699,000 Shares held in
                          trust for the benefit of Mr. West's children, of which Mr. Doran is a co-trustee and, accordingly, shares voting and investment power. Mr. Doran disclaims beneficial ownership of the Shares held in trust.
                      (5) Includes an aggregate of 5,500 Shares held in
                          custodianship for the benefit of Mr. Romeo's minor children, of which Mr. Romeo's brother is a custodian. Mr. Romeo disclaims beneficial ownership of the Shares held in custodianship.
                      (6) Includes 1,068,450 Shares which may be acquired upon
                          the exercise of stock options exercisable on or before June 17, 1997.
                      (7) Based upon a Schedule 13D filing with the SEC dated
                          July 31, 1992, as amended on August 26, 1992, and May 13, 1993, and accounting for a two-for-one stock split on July 6, 1993. Messrs. Smith and Tryforos share voting and investment power with respect to 1,382,000 Shares in their capacities as general partners to private investment limited partnerships. Mr. Smith is the beneficial owner of an additional 197,400 Shares in his capacity as investment manager to certain advisory clients. In addition, Messrs. Smith and Tryforos own 200,000 and 7,044 Shares, respectively, for their own accounts. The address of Messrs. Smith and Tryforos is 323 Railroad Avenue, Greenwich, CT 06830. The Company has been advised by Messrs. Smith and Tryforos that Edward J. McAree no longer possesses any voting or dispositive power with respect to any Shares held by such partnerships.

                          EXECUTIVE COMPENSATION

                         The Summary Compensation Table set forth below includes individual compensation information on the Company's Chief Executive Officer and the Company's four other most highly paid executive officers for services rendered in all capacities for the years ended December 31, 1996, 1995 and 1994.

                              SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM
                                    ANNUAL COMPENSATION          COMPENSATION AWARDS
                           ------------------------------------- -------------------
                                                    OTHER ANNUAL     SECURITIES       ALL OTHER
                           FISCAL  SALARY   BONUS   COMPENSATION     UNDERLYING      COMPENSATION
NAME & PRINCIPAL POSITION   YEAR  ($) (1)  ($) (2)    ($) (3)       OPTIONS/SAR'S      ($) (4)
-------------------------------------------------------------------------------------------------
Alfred P. West, Jr.......   1996  $310,000 $190,000     -0-               -0-           $3,600
 Chairman of the Board
  and                       1995  $310,000 $240,000     -0-               -0-           $3,600
 Chief Executive Officer    1994  $310,000 $240,000     -0-               -0-           $3,600
Henry H. Greer...........   1996  $285,000 $165,000     -0-            15,000           $3,600
 Director, President,
  Chief Operating Officer   1995  $285,000 $215,000     -0-               -0-           $3,600
 and Chief Financial Of-
  ficer                     1994  $285,000 $215,000     -0-            15,000           $3,600
Richard B. Lieb..........   1996  $260,000 $190,000     -0-            15,000           $3,600
 Director and Executive     1995  $260,000 $265,000     -0-               -0-           $3,600
 Vice President             1994  $260,000 $150,000     -0-            20,000           $3,600
Edward D. Loughlin.......   1996  $250,000 $175,000     -0-            15,000           $3,600
 Executive Vice President   1995  $250,000 $150,000     -0-               -0-           $3,600
                            1994  $250,000 $150,000     -0-            10,000           $3,600
Carmen V. Romeo..........   1996  $250,000 $200,000     -0-            15,000           $3,600
 Director and Executive
  Vice President            1995  $250,000 $150,000     -0-               -0-           $3,600
                            1994  $215,252 $185,000     -0-            15,000           $3,600
-------------------------------------------------------------------------------------------------

(1)Compensation deferred at the election of the executive, pursuant to the Company's Capital Accumulation Plan ("CAP"), is included in the year earned.
(2)Cash bonuses for services rendered during 1996, 1995 and 1994 have been listed in the year earned, but were actually paid in the following fiscal year.
(3)The table does not include the discount that the executive received when he purchased Shares of Common Stock pursuant to the Company's Employee Stock Purchase Plan, which permits all employees of the Company who satisfy certain length of service requirements to purchase Shares of Common Stock at 85% of fair market value.
(4)The stated amounts are Company matching contributions to the CAP.

                            The Company has an employment agreement with Mr.
                         West (which renews annually in May) pursuant to which he is entitled to a certain minimum base salary, a bonus based on the performance of the Company, and certain retirement benefits. The Company also has an employment agreement with Mr. Richard B. Lieb, Executive Vice President of the Company. Mr. Lieb's employment agreement is for a one-year term and renews annually in July of each year unless terminated prior thereto by either Mr. Lieb or the Company. In the event that the Company terminates his employment agreement without cause, Mr. Lieb is entitled to one year's severance pay. Mr. Lieb's employment agreement provides for a certain minimum base salary and participation in management bonus programs. Mr. Lieb received a base salary of $260,000 in 1996.
                            The Securities and Exchange Commission's proxy
                         rules also require disclosure of the range of potential realizable values from stock options granted during the fiscal year ended December 31, 1996, at assumed rates of stock price appreciation through the expiration date of the options, and the value realized from the exercise of options during the fiscal year ended December 31, 1996.

                                   OPTION GRANTS IN LAST FISCAL YEAR

                                                               INDIVIDUAL GRANTS
                                         --------------------------------------------------------------
                                           NUMBER OF
                                          SECURITIES    % OF TOTAL
                                          UNDERLYING   OPTIONS/SAR'S EXERCISE OR
                                         OPTIONS/SAR'S  GRANTED TO   BASE PRICE             GRANT DATE
                                            GRANTED    EMPLOYEES IN   PER SHARE  EXPIRATION   PRESENT
                NAME                        (#)(1)      FISCAL YEAR    ($/SH)       DATE    VALUE($)(2)
                ---------------------------------------------------------------------------------------
                Alfred P. West, Jr......       -0-           0.0           N/A         N/A        N/A
                Henry H. Greer..........    15,000         4.25%       $21.625    12/17/06   $144,600
                Richard B. Lieb.........    15,000         4.25%       $21.625    12/17/06   $144,600
                Edward D. Loughlin......    15,000         4.25%       $21.625    12/17/06   $144,600
                Carmen V. Romeo.........    15,000         4.25%       $21.625    12/17/06   $144,600
                         ------------------------------------------------------------------------------

                         (1) All options granted to the named executive
                             officers were non-qualified options granted on December 17, 1996 at an exercise price equal to the fair market value on such date. All options become exercisable in four equal annual installments beginning one year from the date of option grant.

                         (2) Based on the Black-Scholes option pricing model
                             adapted for use in valuing executive stock options. The actual value, if any, an executive officer may realize will depend on the excess of the stock price over the exercise price on the date of exercise; therefore, there is no assurance that the value actually received by an executive officer will be at or near the value estimated by the Black-Scholes model. The estimated values under the model are based on arbitrary assumptions as to variables such as interest rates, stock price, volatility, and future dividend yield. The key assumptions used in the Black-Scholes model valuation of the options are (i) an annual dividend yield of 1%,
                             (ii) a risk free rate of return of 6.435%, (iii) a beta coefficient of 34.89%, (iv) an exercise date of 7 years from the date of grant, and (v) no reduction in values to reflect non-transferability and other restrictions on the options. These assumptions are not a forecast of future dividend yield or stock price performance or volatility.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                    VALUES

                                                         NUMBER OF
                                                    SECURITIES UNDERLYING     VALUE OF UNEXERCISED,
                                                         UNEXERCISED              IN-THE-MONEY
                                                        OPTIONS HELD            OPTIONS AT FISCAL
                            SHARES       VALUE     AT FISCAL YEAR-END (#)        YEAR END ($)(2)
                          ACQUIRED ON   REALIZED  ------------------------- -------------------------
NAME                     EXERCISE (#)    ($)(1)   EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
-----------------------------------------------------------------------------------------------------
Alfred P. West, Jr......       -0-     $        0       -0-         -0-     $        0    $      0
Henry H. Greer..........    25,000     $  320,312   327,750      26,250     $3,626,687    $ 39,375
Richard B. Lieb.........    88,000     $1,595,125   173,000      30,000     $2,046,500    $ 49,375
Edward D. Loughlin......       -0-     $        0   141,500      47,500     $1,000,937    $142,812
Carmen V. Romeo.........    20,000     $  326,250   108,750      26,250     $1,197,500    $ 39,375
-----------------------------------------------------------------------------------------------------

(1) Represents the difference between the closing price of the Company's Common Stock on the exercise date and the exercise price of the options.
(2) Represents the difference between the closing price of the Company's Common Stock at December 31, 1996 ($22.25) and the exercise price of the options.


              Director   Each director who is not an employee of the Company
          Compensation   receives $1,800 per meeting attended and an annual
                         retainer of $10,800. The chairman of the Audit
                         Committee receives an additional annual fee of $2,400.

                            Under the Company's Stock Option Plan for Non-
                         Employee Directors (the "Directors' Option Plan"), which was approved by the shareholders at the 1988 Annual Meeting, each director not employed by the Company is awarded an option on the last business day of each year to purchase 4,000 Shares. These options have an exercise price equal to the fair market value of the Shares as of the date of grant and a ten-year term. The options become exercisable in four equal annual installments beginning one year from the date of option grant. Options generally terminate 30 days after the optionee ceases to be a non-employee director of the Company, except that this period is extended to one year in the event such termination was due to the director's death or disability.
                            In 1996, Messrs. Carroll, Doran and Porter, the
                         Company's non-employee directors, each received options under the Directors' Option Plan to purchase 4,000 Shares at an exercise price of $22.25 per share.

  Notwithstanding anything to the contrary, the following Report of the Compensation Committee and the Performance Graph on page 15 shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

          Compensation   The Company's compensation philosophy (which is
   Committee Report on   intended to apply to all members of management,
             Executive   including the Chief Executive Officer and the
          Compensation   President and Chief Operating Officer), as
                         implemented by the Compensation Committee, is to provide a compensation program which results in competitive levels of compensation while providing incentives for management to attain the Company's annual goals and longer term objectives. The
                         Compensation Committee, consisting of two non-employee directors and Mr. West, the Chairman and Chief Executive Officer and largest shareholder of the Company, approves all policies and plans under which compensation is paid or awarded to management employees. Included in this group are management employees of all of its business units other than sales employees who are under sales commission compensation plans. The compensation program for management employees consists of base salary; bonuses pursuant to incentive plans; and grants of stock options (in addition to benefits afforded all employees such as healthcare insurance). Included in management is the Company's 16 member Management
                         Committee which is referred to herein as "senior management."
                            The compensation program includes annual financial
                         goals as well as non-financial goals which are reviewed each year in light of the Company's goals for that year. The Company believes that this compensation approach has enabled it to attract, retain and reward highly qualified personnel who contribute to the Company's short-term and long-term goals.
                            The discussion below describes the Compensation
                         Committee's compensation process for 1996 and its current strategies for compensation, although the Committee intends to retain an independent consultant in 1997 to again review the Company's compensation program.

                        Base Salaries

                         The Compensation Committee seeks to set base salaries for senior management at levels that are competitive with salaries paid to management with comparable qualifications, experience, and responsibilities at companies of comparable size engaged in the same or similar businesses as the Company. Several years ago, the Company retained an independent compensation consultant to provide competitive compensation information which was used by the Compensation Committee in reviewing base salaries and total compensation for senior management at that time. Based upon this information, the Company believes the base salaries for senior management were then set at or near the median of competitive base salaries. Since then the Committee has minimized base salary increases for senior management and, in general, base salaries have not increased from 1992 to 1996 except in connection with promotions or increased responsibilities of certain individuals. The Committee expects to continue to minimize base salary increases with more compensation tied to performance objectives. Base salaries, however, may be adjusted if an officer is promoted to a higher level management position or is given increased responsibilities.

                         Incentive Bonuses

                         During the first quarter of each year, the Compensation Committee reviews target goals of profitability and revenue growth for the Company which are developed by the Chief Executive Officer, the President and Chief Operating Officer, and senior management of the Company. The Compensation Committee uses these to set threshold and target goals of profitability and revenue growth for purposes of the incentive compensation plan for the year. Goals are established at the corporate level and also at business unit levels. Bonus pools for achieving targets are established for business units and for senior management (including the Chief Executive Officer and the President and Chief Operating Officer). These target bonus pools are prorated if the target goals are exceeded or if they are not met, provided that the threshold goals are met. In addition, the size of the final bonus pools may be adjusted for non-financial achievements, changes in the market units or other organizational changes during the year. During December of each year, the Compensation Committee reviews the Company's actual performance as compared to the threshold and target goals and determines the total amount of bonuses for the year and the specific bonuses to be paid to the Chief Executive Officer, the President and Chief Operating Officer and senior management. The amount of the bonus paid to each member of senior management (other than the Chief Executive Officer and the President and Chief Operating Officer) is based upon recommendations from the Chief Executive Officer and the President and Chief Operating Officer and reflects, in addition to overall Company performance, the performance of his or her business unit, and any individual achievements during the year as well as internal and client evaluations. The amounts of the bonuses paid to the Chief Executive Officer and the President and Chief Operating

                         Officer of the Company are determined by the non-employee members of the Compensation Committee based upon the Company's achievement of profitability and revenue growth goals and the achievement of strategic organizational goals.

                        Stock Options

                         Prior to 1992, the philosophy of the Company was to grant stock options to senior management as an additional form of compensation for services rendered. In accordance with this philosophy, senior management normally would receive option grants each year except that Mr. West, the Chairman, Chief Executive Officer and largest shareholder of the Company, has never received stock option grants from the Company.

                            The Compensation Committee has been reviewing the
                         use of the stock option grants as a way to promote long-term ownership of the Company's common stock by management. The Committee believes that ownership of common stock and options increases the alignment of management's incentives to the long-term goals of the Company and its shareholders.

                         Application of Section 162(m)

                         Payments during 1996 to the Company's management employees as discussed above were made with regard to the provisions of section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").
                         Section 162(m) limits the deduction that may be claimed by a "public company" for compensation paid to certain individuals to $1 million except to the extent that any excess compensation is "performance-based compensation." It is the Compensation Committee's intention to consider the deductibility of compensation under Section 162(m).

                            COMPENSATION COMMITTEE

                              Alfred P. West, Jr.
                              William M. Doran
                              Henry H. Porter, Jr.

          Compensation   Members of the Company's Compensation Committee are
  Committee Interlocks   Messrs. West, Doran and Porter. Mr. West is the Chief
           and Insider   Executive Officer of the Company. Mr. Doran is a
         Participation   partner in the law firm of Morgan, Lewis & Bockius
                         LLP, which performed services for the Company during the year ended December 31, 1996. The Company proposes to retain the services of such firm in 1997.

                         STOCK PRICE PERFORMANCE GRAPH

                         The Stock Price Performance Graph below compares the yearly percentage change in the cumulative total return (based upon changes in share prices) of the Company's Common Stock against the NASDAQ National Market System ("NASDAQ Market Index") and a peer industry group that consists of software, data processing companies (40%) and financial, fund management companies (60%). The percentage allocation for each industry group is based on the approximate percentage of the Company's revenue attributable to each line of business during the fiscal year ended December 31, 1996. The graph assumes a $100 investment on January 1, 1991 and the reinvestment of all dividends.

Comparison of Cumulative Total Return of SEI Investments, Industry Index, and
                              NASDAQ Market Index

                           [LINE GRAPH APPEARS HERE]

      (Proposal No. 2)   APPROVAL OF SEI INVESTMENTS COMPANY STOCK OPTION PLAN

                         At the Annual Meeting, there will be presented to the shareholders a proposal to approve the adoption of the SEI Investments Company Stock Option Plan, as amended and restated, (the "Plan")(formerly the SEI Corporation Stock Option Plan). The amended and restated Plan was adopted by the Board of Directors on February 11, 1997, subject to shareholder approval. The Plan, as amended and restated, will not be effective unless or until shareholder approval is obtained.
                            Under the proposal, the primary changes to the
                         Plan include: (i) 250,000 share increase in the number of Shares available for issuance under the Plan, from 12,054,988 Shares to 12,304,988 Shares;
                         (ii) the establishment of a maximum number of Shares that may be granted to any individual during any calendar year in an amount equal to 25,000 Shares;
                         (iii) the requirement that the Plan be administered by a committee (the "Committee") consisting of at least two individuals all of whom are "outside" directors within the meaning of section 162(m) of the Code and who are "non-employee" directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (iv) substituting Committee discretionary authority in determining exercisability of stock options for the previously prescribed minimum three year schedule of exercisability for stock options with a term of four years or longer; (v) the ability of the Committee to permit employees to transfer nonqualified stock options granted under the Plan to family members or other persons or entities; and (vi) restrictions on the Committee's ability to act and the effectiveness of Plan provisions that would result in a consolidation or merger of the Company being ineligible for pooling of interest accounting treatment, if such treatment is desired and would otherwise be available.
                            The Omnibus Reconciliation Act of 1993 added
                         Section 162(m) to the Code. Effective January 1, 1994, this provision disallows a public company's deductions for employee remuneration exceeding $1,000,000 per year for the CEO and the other four most highly compensated officers, but contains an exception for qualified "performance-based compensation." In December 1995, the Internal Revenue Service issued final regulations interpreting this provision. Under certain circumstances, these regulations grandfathered existing plans, including the Plan, until the first shareholders meeting at which directors are elected on or after January 1, 1997. Since the grandfathering period will expire for the Plan on the date of the Annual Meeting, certain actions must be taken by a compensation committee of two or more outside directors and the material terms of the Plan must be approved by the shareholders to qualify remuneration paid under the Plan as "performance-based compensation." The Plan, as amended and restated, is intended to qualify grants of stock options made under the Plan as "performance-based compensation" pursuant to section 162(m) of the Code, as discussed above.
                            The closing price of the Company's Shares reported
                         on the Nasdaq National Market System for April 3, 1997, was $20.75 per share.
                            THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES
                         CAST AT THE ANNUAL MEETING BY THE HOLDERS OF
                         OUTSTANDING SHARES IS REQUIRED TO APPROVE THE PLAN. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THIS PROPOSAL.

                         DESCRIPTION OF THE PLAN

                         THE PLAN IS SET FORTH AS EXHIBIT A TO THIS PROXY STATEMENT AND THE DESCRIPTION OF THE PLAN CONTAINED HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO EXHIBIT A.
                            General. The purpose of the Plan is to assist the
                         Company in attracting and retaining employees and consultants by offering these individuals a proprietary interest in the Company. The Company believes that the Plan will encourage these individuals to contribute materially to the growth of the Company, thereby benefiting the shareholders, and will align the economic interests of the participants with those of the shareholders. Subject to adjustments under certain circumstances as discussed below, the Plan currently authorizes up to 12,054,988 Shares for issuance pursuant to the terms of the Plan. The Plan, as amended and restated, increases the number of Shares available for issuance under the

                         Plan to 12,304,988 Shares. If and to the extent stock options granted under the Plan cease to be exercisable because of the: (i) expiration of the option term; (ii) cancellation of the stock option with the consent of the optionee; (iii) termination of the optionee's employment with the Company; or
                         (iv) forfeiture, exchange or surrender of the stock option, the Shares subject to such stock options will again be available under the Plan.
                            Administration of the Plan. The Plan is
                         administered and interpreted by the Committee, as described above. The Committee has the sole authority to determine (i) the individuals to whom stock options may be granted under the Plan, (ii) the type, size and other terms and conditions of each stock option, (iii) the time when the stock option grants will be made and the duration of any applicable exercise period, including the criteria for exercisability and the acceleration of exercisability, and (iv) any other matters arising under the Plan.
                            The Committee has full power and authority to
                         administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for conduct of its business as it deems necessary or advisable, in its sole discretion. In February 1997, the Board of Directors established the Stock Option Committee which shall serve as the Committee required by the Plan.
                            Eligibility for Participation. Grants may be made
                         to any employee (including officers and directors) of the Company or any of its affiliates as designated in the discretion of the Committee. During any calendar year, no participant may receive stock options for more than 25,000 Shares issued or available for issuance under the Plan. Grants may also be made under the Plan to consultants who perform services to the Company or any of its affiliates, if the consultants perform bona fide services and such services are not in connection with the offer or sale of securities in a capital-raising transaction. As of December 31, 1996, the Company and its affiliates employed approximately 1,100 individuals and retained approximately 150 consultants who were eligible to participate in the Plan.

                         As of December 31, 1996, 8,265,988 stock options have been exercised by employees as a group and 3,724,344 stock options were outstanding and held by all employees as a group. As of December 31, 1996, stock options granted under the Plan to nominees for director, Messrs. Greer, Lieb and Romeo were 399,000, 378,960 and 488,012, respectively.
                            Stock Options. Stock options granted under the
                         Plan may consist of (i) options intended to qualify as incentive stock options ("ISOs") within the meaning of section 422 of the Code and (ii) so-called "nonqualified stock options" that are not intended to so qualify ("NQSOs"). All stock options are subject to the terms and conditions set forth in the Plan as the Committee deems appropriate and as are specified in writing by the Committee to the participant (the "Stock Option Agreement"). The Committee must approve the form and provisions of each Stock Option Agreement.
                            The Committee fixes the option price per Share at
                         the date of grant. The option price of any stock option granted under the Plan will not be less than the fair market value of the underlying Shares on the date of grant, except that the option price of an ISO granted to an employee who owns more than 10% of the Shares may not be less than 110% of the fair market value of the underlying Shares on the date of grant.
                            The Committee shall determine the term of each
                         option; provided, however, that the exercise period
                         may not exceed ten years from the date of grant, and the exercise period of an ISO granted to an employee who owns more than 10% of the Shares may not exceed five years from the date of grant. To the extent that the aggregate fair market value of Shares, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a participant during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.
                            The exercisability of stock options will be as
                         determined by the Committee, in its sole discretion, and specified in the Stock Option Agreement. A participant, or, in the discretion of the Committee, a properly authorized broker-dealer on behalf of a participant, may exercise a stock option by delivering notice of exercise to the Treasurer of the Company, or such other person designated by the Treasurer, with accompanying payment of the option price. Under the Plan, a participant may pay the option price in cash, or any other manner approved by the Committee which may include, payment by delivering Shares owned by the participant and having a fair market value on the date of exercise equal to the option price.
                            The participant must pay, at the time of exercise,
                         the option price and the amount of any federal, state or local withholding tax due in connection with such stock option exercise. The Company may require the optionee or other person receiving Shares upon the exercise of a stock option granted under the Plan to pay to the Company the amount of any applicable federal, state and local taxes the Company is required to withhold in connection with the exercise of the stock option, or the Company may deduct from other wages paid to the individual by the Company the amount of any such withholding taxes due. Alternatively, the Treasurer of the Company may, in his or her discretion, withhold Shares in an amount sufficient to cover the Company's withholding obligations with respect to the exercise of a stock option granted under the Plan.
                            Other Plan Provisions. The Plan provides that no
                         portion of a stock option granted under the Plan may vest after the individual terminates their relationship with the Company or any of its affiliates. The Plan also provides that all stock options will terminate automatically on the first to occur of the expiration of the option term, or one of the following events: (i) 10 days after notice by the Company of a sale of all or substantially all of the assets of the Company, during which ten-day period such stock options shall be exercisable in full; (ii) 30 days after a termination of employment (or within such other period specified by the Committee) for any reason other than death, retirement or disability;
                         (iii) one year from the date of a termination of employment (or within such other period specified by the Committee) because of the optionee's death; (iv) three months from the date of a termination of employment (or within such other period specified by the Committee) because of the optionee's disability or retirement; or (v) as of the date of a termination of employment because of a termination for cause. The Committee may determine the terms and conditions governing the termination of stock options granted to consultants. If the Committee makes no such determination, then the same terms and conditions applicable to employees that are listed above will also apply to consultants.
                            Restrictions on Transferability of Grants. No
                         stock options granted under the Plan may be transferred, except by will or the laws of descent and distribution, or with respect to NQSOs pursuant to a domestic relations order (within the meaning of the Code or the Employee Retirement Income Security Act of 1974), as permitted by the Committee; provided, however, that if permitted by the Committee and subject to such terms and conditions as the Committee shall specify, the participant may also transfer a NQSO to such participant's family members or to other persons or entities. During the lifetime of the participant, a stock option is exercisable only by him or by the family member or other person or entity to whom such stock option has been transferred in accordance with the previous sentence.
                            Amendment, Term and Termination of the Plan. The
                         Board of Directors may amend or terminate the Plan at
                         any time; provided, however, that the Board of Directors may not amend the Plan without shareholder approval, if such approval is required by section 162(m) or section 422 of the Code. If approved by the shareholders, the Plan, as amended and restated, will be effective on February 11, 1997, and will terminate on January 1, 2001, unless terminated earlier by the Board of Directors or extended by the Board of Directors with approval of the shareholders. No grant may be made under the Plan after its termination, but grants made prior thereto may extend beyond the date of termination.
                            Adjustment Provisions. If there is any change in,
                         reclassification of, subdivision of, combination of, split-up or spin-off with respect to, stock dividend on, or exchange of stock of the Company for outstanding Shares, the number of Shares available for stock option grants under the Plan, the maximum number of Shares that may be subject to stock options granted to any individual under the Plan during a calendar year, the number and class of Shares subject to any stock option and the option prices of stock options may be adjusted by the Committee, in its discretion. If there is any other change, other than as described above, in the number or kind of outstanding Shares, or in the event of a dividend to shareholders in other than cash or stock of the Company, the Committee, in its discretion, may adjust the number or kind of Shares available under the Plan, the maximum number or kind of Shares that may be granted to any individual under the Plan during any calendar year, or the number, price or kind of Shares then subject to stock options. The Plan provides restrictions on the Committee's ability to act and on the effectiveness of certain Plan provisions, if such actions or provisions would result in a consolidation or merger of the Company being ineligible for pooling of interest accounting treatment, if such treatment is desired and would otherwise be available.
                            Federal Income Tax Consequences. There are no
                         federal income tax consequences to participants or to the Company upon the grant of an NQSO under the Plan. Upon the exercise of NQSOs, a participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Shares at the time of exercise over the exercise price of the NQSO, and the Company generally will be entitled to a corresponding federal income tax deduction. Upon the sale of Shares acquired by exercise of an NQSO, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the Shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the Shares (the exercise price plus the amount of ordinary income recognized by the participant at the time of exercise of the NQSO).
                            A participant who is granted an ISO will not
                         recognize taxable income for purposes of the regular income tax, upon either the grant or exercise of the ISO. A participant who disposes of the Shares acquired upon exercise of an ISO after two years from the date the ISO was granted and after one year from the date such shares were transferred to him will recognize long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the option price (or the participant's other tax basis in the shares), and the Company will not be entitled to any tax deduction by reason of the grant or exercise of the ISO. As a general rule, if a participant disposes of the Shares acquired upon exercise of an ISO before satisfying both holding period requirements (a "disqualifying disposition"), his or her gain recognized on such a disposition will be taxed as ordinary income to the extent of the difference between the fair market value of such Shares on the date of exercise and the option price, and the Company will be entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income on such a disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the participant held his or her Shares prior to the disposition.
                            Local and state tax authorities may also tax
                         incentive compensation awarded under the Plan.
                            The table below summarizes the number of stock
                         options that were granted under the Plan to each person and the groups listed below during the year ended December 31, 1996.

                RECIPIENT                                          OPTION SHARES
                ----------------------------------------------------------------
                Alfred P. West, Jr................................        -0-
                Henry H. Greer....................................     15,000
                Richard B. Lieb...................................     15,000
                Edward D. Loughlin................................     15,000
                Carmen V. Romeo...................................     15,000
                Executive Officers as a Group (8 persons).........    100,000
                All Non-Executive Employees as a Group............    253,000
                ----------------------------------------------------------------

      (Proposal No. 3)   RATIFICATION OF SELECTION OF AUDITORS

                         The Board of Directors has appointed Arthur Andersen LLP, independent public accountants, to be the Company's auditors for 1997. Although not required to do so, the Board has determined that it would be desirable to request ratification of this appointment by the holders of Shares of the Company. If such ratification is not received, the Board will reconsider the appointment. Representatives of Arthur Andersen LLP are expected to be available at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

                            THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES
                         CAST AT THE ANNUAL MEETING BY THE HOLDERS OF THE OUTSTANDING SHARES IS REQUIRED FOR THE RATIFICATION OF THIS SELECTION. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THIS PROPOSAL.

                         OTHER MATTERS

                         As of the date of this Proxy Statement, management knows of no other matters to be presented for action at the Annual Meeting. However, if any further business should properly come before the Annual Meeting, the persons named as proxies in the accompanying proxy card will vote on such business in accordance with their best judgment.

                         SOLICITATION OF PROXIES

                         The accompanying proxy card is solicited on behalf of the Board of Directors of the Company. Following the original mailing of the proxy materials, proxies may be solicited personally by officers and employees of the Company, who will not receive additional compensation for these services. The Company will reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of Shares.

                         PROPOSALS OF SHAREHOLDERS

                         Proposals which shareholders intend to present at the next Annual Meeting of Shareholders of the Company must be received by the Secretary of the Company at its principal offices (Oaks, PA 19456-1100) no later than December 18, 1997.

                         ADDITIONAL INFORMATION

                         The Company will provide without charge to any person from whom a proxy is solicited by the Board of Directors, upon the written request of such person, a copy of the Company's 1996 Annual Report on Form

                         10-K, including the financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended. Such written requests should be directed to Murray A. Louis, Vice President, at the Company's principal offices.

                                                                      EXHIBIT A

                                                  AMENDED, RESTATED AND RENEWED
                                                        AS OF FEBRUARY 11, 1997

                            SEI INVESTMENTS COMPANY
                               STOCK OPTION PLAN

1. Background.

   The Board of Directors of SEI Investments Company (formerly known as SEI Corporation), a Pennsylvania corporation (the "Company"), by resolution dated January 21, 1981, adopted the Stock Option Plan (the "Plan") providing for the grant of stock options for the purchase of shares of Non-Voting Common Stock of the Company, which shares were subsequently converted to Common Stock, par value $.01 (the "Shares"), to employees of the Company and its subsidiaries. The Plan was initially approved by the shareholders of the Company on February 9, 1981. The Plan has been subsequently amended and restated from time to time by all requisite action of the Board of Directors and shareholders of the Company. The Plan was again amended and restated by action of the Board of Directors on February 11, 1997, subject to approval by shareholders of the Company.

2. Purpose of Plan.

   The purpose of the Plan is to allow for the issuance thereunder of Incentive Stock Options and Non-Qualified Options in order to provide an additional means through which the Company can attract and retain employees and consultants. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company's shareholders, and will align the economic interests of the participants with those of the shareholders.

3. Administration of the Plan.

   (a) Committee. The Plan shall be administered and interpreted by a Stock Option Committee (the "Committee"). The Committee shall consist of two or more persons appointed by the Board of Directors, all of whom shall be "outside directors" as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and related Treasury regulations and "non-employee directors" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

   (b) Committee Authority. The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise period, including the criteria for exercisability and the acceleration of exercisability and (iv) deal with any other matters arising under the Plan.

   (c) Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

4. Shares Subject to the Plan.

   (a) Plan Share Limits. The maximum aggregate number of Shares with respect to which options may be granted from time to time under the Plan (subject to the provisions of Section 12) shall be 12,304,988 Shares. The maximum aggregate number of Shares that shall be subject to grants made under the Plan to any individual during any calendar year shall be 25,000 Shares.

   (b) Other Share Requirements. If an option granted under the Plan ceases to be exercisable in whole or in part by reason of (i) the expiration of the term of the option; (ii) the cancellation of the option with the consent of the optionee; (iii) upon or following termination of employment of the optionee in accordance with Section 10; or (iv) the forfeiture, exchange or surrender of the option, the Shares which were subject to such option, but to which the option had not been exercised at the time of termination of the option, shall continue to be available under the Plan. The Shares to be issued upon exercise of options granted under the Plan shall be either authorized but unissued Shares or Shares reacquired by the Company and held in the treasury of the Company, including Shares purchased by the Company on the open market for purposes of the Plan.

5. Designation of Participants

   (a) Eligible Individuals. Employees of the Company, and affiliates of the Company, shall be eligible to receive options under the Plan. Consultants who perform services to the Company or any of its affiliates shall be eligible to participate in the Plan if the consultants render bona fide services and such services are not in connection with the offer or sale of securities in a capital-raising transaction. Notwithstanding the foregoing, only employees of the Company or its subsidiaries shall be eligible to receive Incentive Stock Options.

   (b) Selection of Optionees. From time to time, the Committee shall designate from such eligible persons those who will receive options and the number of Shares to be covered by each option.

   (c) Rights of Participants. Nothing in the Plan shall entitle any employee, consultant or other person to any claim or right to be granted an option under this Plan. Nothing in this Plan, in any option granted pursuant to this Plan, or in any action taken hereunder shall be construed as conferring on any individual any rights to continue in the employ (or as a consultant) of the Company or any of its subsidiaries, or any other employment (or consulting) rights. Nothing in the Plan or in any option granted pursuant to this Plan shall in any way interfere with the right of the Company or any of its subsidiaries to terminate the optionee's employment (or consulting relationship) at any time. Options may be granted to eligible persons whether or not they hold or have held options under the Plan or under plans or arrangements previously adopted by the Company.

   (d) Definitions. For the purposes of the Plan, the term "subsidiary" shall mean any corporation now existing or hereafter organized or acquired by the Company in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations (including the Company) other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one or the other corporations, in such chain. The term "affiliate" shall mean any corporation, partnership or other entity in which the Company holds, directly or indirectly, fifty percent (50%) or more of the entity's equity interest.

6. Types of Options.

   Options granted under the Plan may be of two types: (a) options intended to meet the requirements of section 422 of the Code ("Incentive Stock Options") and (b) options not intended to meet the requirements of section 422 of the Code ("Non-Qualified Options"). The Committee shall have authority and discretion to grant to an eligible person either Incentive Stock Options, Non-Qualified Options or both but shall clearly designate the nature of each option at the time of option grant.

7. Stock Option Agreement.

   Each option granted under the Plan shall be subject to the terms and conditions set forth herein and shall be evidenced by a stock option agreement, which shall be executed by the Company. The agreement shall contain such terms and provisions, not inconsistent with the Plan, as shall be determined by the Committee, including (a) a clear designation of the status of the options granted thereby; and (b) in the case of Incentive Stock Options such terms as shall be requisite to cause such options to comply with the provisions of section 422 of the Code. The Committee shall approve the form and provisions of each stock option agreement, and any amendment thereto. Incentive Stock Options and Non-Qualified Options may be granted simultaneously and subject to a single option agreement, provided that, in no event shall a Non- Qualified Option be granted in tandem with an Incentive Stock Option, such that the exercise of one affects the right to exercise the other. The terms and provisions of such option agreements may vary between optionees and between different options granted to the same optionee. By accepting any option granted under the Plan, an optionee will be deemed to have agreed to all provisions contained in the option agreement.

8. Option Price.

   (a) Determination of Option Price. The option price shall be determined by the Committee and shall be not less than the Fair Market Value (as defined below) of the Shares at the time the option is granted provided; however, that the option price of Shares with respect to Incentive Stock Options granted to any person possessing (at the time of option grant) over ten percent of the total combined voting power of all classes of stock of the Company and any parent and subsidiary corporations (such person hereinafter a "control person") shall be 110% of such Fair Market Value of a Share on the date the Incentive Stock Option is granted.

   (b) Determination of Fair Market Value. For the purposes of this Plan, the Fair Market Value of the Shares shall mean the average (mean) of the closing bid and asked prices of the Shares as reported on the relevant date through the National Association of Securities Dealers Automated Quotation System or, if the Shares are listed or admitted to trading on the Nasdaq National Market System or any national securities exchange or if the last reported sale price of such Shares is generally available, the last reported sale price on such system or exchange on the relevant date. The Fair Market Value for any day for which there is no such bid and asked price or last reported sales price shall be the Fair Market Value of the next preceding day for which there is such a price.

   Should the Shares be traded otherwise than on the markets referred to above, then the Fair Market Value shall be determined by the Committee. If the Shares are not publicly traded, then the Fair Market Value shall be not less than the value established for the Shares by an independent appraisal as of a date not more than twelve months before such value determination by the Committee.

9.Amount of Incentive Stock Options.

   With respect to Incentive Stock Options granted after December 31, 1986, if the aggregate Fair Market Value (determined as of the time of option grant) of the Shares with respect to which such Incentive Stock Options first become exercisable during any calendar year under this Plan and any other plan of the Company or any parent or subsidiary, exceeds $100,000, then such Incentive Stock Options, to the extent of such excess, shall be treated for all tax purposes as Non-Qualified Options.

10. Terms of Options.

   The Committee shall have the authority to determine the term of each option, provided that no Incentive Stock Option granted to a control person shall be exercisable after the expiration of five (5) years from the date of option grant and no other option shall be exercisable after the expiration of ten (10) years from the date of option grant. Subject to the limitation periods hereinabove set forth, no option, or portion thereof, granted under the Plan shall vest after the optionee ceases to be employed by (and is employed by neither) the Company or one of its subsidiaries or affiliates (a "termination of employment") and all options shall terminate automatically on the earliest to occur of the expiration of the option term (as described above), or one of the following events:

   a. Upon the expiration of ten (10) days after notice by the Company pursuant to Section 12(d) of the sale of all or substantially all of its assets;

   b. Thirty (30) days after a termination of employment (or within such other period of time as may be specified by the Committee) for any reason other than death, retirement or disability;

   c. One year from the date of a termination of employment (or within such other period of time as may be specified by the Committee) by reason of the optionee's death;

   d. Three months from the date of a termination of employment (or within such other period of time as may be specified by the Committee) by reason of the optionee's disability or retirement; or

   e. As of the date of a termination of employment by reason of a termination for cause.

   For purpose of determining whether or not a termination of employment has occurred, (i) the transfer of an optionee among the Company or any subsidiary or affiliate shall not be deemed a termination of employment, (ii) the sale of any subsidiary or affiliate to an unaffiliated party shall be deemed a termination of employment of any optionee who continues to be employed by such subsidiary or affiliate subsequent to such sale, (iii) a consultant shall be deemed to have incurred a termination of employment at the time he is no longer required to perform services for the Company or any subsidiary or affiliate, as determined by the Committee, (iv) an optionee shall be deemed to have been terminated for cause if the Committee finds that the optionee has breached his employment or service contract with the Company, any subsidiary or affiliate, or has been engaged in disloyalty to the Company, any subsidiary or affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his employment or service, or has disclosed trade secrets or confidential information of the Company, any subsidiary or affiliate to persons not entitled to receive such information, and (v) an optionee shall be deemed to be disabled if the optionee becomes disabled within the meaning of section 22(e)(3) of the Code. Notwithstanding the foregoing, with respect to an option granted to a consultant, the Committee, in its sole discretion, shall establish the provisions concerning termination of such option at the time of option grant. In the absence of such establishment, the provisions of (a) through (e) above shall apply.

11. Exercise of Options.

   (a) Exercisability of Options. The time or times at which or during which options granted under this Plan may be exercised, and any conditions pertaining to such exercise, shall be determined by the Committee and specified in the stock option agreement or an amendment to the stock option agreement; provided however, that no Incentive Stock Option granted on or before December 31, 1986 shall become exercisable while the optionee has outstanding any previously granted incentive stock option (as defined in section 422 of the Code) to purchase stock in the Company, in a corporation that (at the time of option grant) was a parent or subsidiary of the Company or in a predecessor corporation of any of such corporations.

   (b) Transferability of Options.

     (i) Nontransferability of Options. Except as provided below, no option granted under this Plan shall be assignable or otherwise transferable except by will or the laws of descent and distribution or, with respect to Non-Qualified Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder). Any option shall be exercisable solely by the optionee during the lifetime of the optionee and, after the death of the optionee, an option shall be exercisable (subject to the provision of Section 10) solely by either the duly qualified personal representative or representatives of the optionee, or the person or persons who acquire the right to exercise such option by will or the laws of descent and distribution and such person or persons furnish proof satisfactory to the Company of his or their right to receive the option under the optionee's will or under the applicable laws of descent and distribution.

     (ii) Transfer of Non-Qualified Options. Notwithstanding the foregoing, the Committee may provide, in a stock option agreement, that an optionee may transfer Non-Qualified Options to family members or other persons or entities according to such terms as the Committee may determine; provided that the optionee receives no consideration for the transfer of a Non-Qualified Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

   (c) Payment of Option Price. The purchase price of the Shares as to which an option is exercised shall be paid in full in cash or in any other manner approved by the Committee which may include, but shall not be limited to, payment by surrender of unrestricted Shares owned by the optionee (including Shares acquired in connection with the exercise of the option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the purchase price, or payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. The optionee shall pay the option price and the amount of any withholding tax due (pursuant to Subsection (d)) at the time of exercise.

   (d) Withholding of Taxes.

     (i) Required Withholding. All options under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require the optionee or other person receiving such Shares to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to the exercise of such options, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such exercise.

     (ii) Withholding Shares. If the Company is required to withhold any taxes arising from an exercise of options under the Plan, the Treasurer of the Company may, in such person's discretion, withhold delivery of Shares issuable upon exercise of an option in an amount (valued at the Fair Market Value of such Shares on the date of exercise of the option) sufficient to cover the Company's withholding obligation with respect to such taxes.

   (e) Notice of Exercise. Notice in writing shall be given by the optionee to the Treasurer of the Company, or such other person as may be designated from time to time by the Treasurer, on any day on which the offices of the Company are generally open for the conduct of business, which notice shall indicate the exercise of any option and specify the number of Shares desired at the option price.

   (f) Limitations on Issuance of Shares. The obligation of the Company to deliver Shares upon such exercise shall be subject to all applicable laws, rules, regulations, and such approvals by governmental agencies as may be deemed appropriate by the Committee, including, among others, such steps as counsel for the Company shall be deem necessary or appropriate to comply with requirements of relevant securities laws. Such obligation shall also be subject to the condition that the Shares reserved for issuance upon the exercise of options granted under the Plan shall have been duly listed on any national securities exchange which then constitutes the principal trading market for the Shares.

12. Capital Change of the Company.

   (a) Adjustments. In the event that there is a change in, reclassification of, subdivision of, combination of, split-up or spin-off with respect to, stock dividend on, or exchange of stock of the Company for the outstanding Shares of the Company, the maximum aggregate number and class of Shares as to which options may be granted under the Plan, the maximum aggregate number of Shares that any individual participating in the Plan may be granted in any calendar year, and the number and class of Shares as to which each outstanding option and the option price may (but need not) be adjusted by the Committee in any manner in which the Committee, in is absolute discretion, deems appropriate. Such adjustment to Shares subject to the Plan or to Shares subject to options under the Plan shall not in any event take place with respect to any dividend payable in Shares of the Company, unless such dividend would result in either
(i) an increase of ten percent (10%) or more in the outstanding Shares of the Company since the adoption of the Plan or the grant of the subject option thereunder, as the case may be; or (ii) an increase in any one transaction of five percent (5%) or more in the outstanding Shares.

   (b) Consolidation or Merger of the Company. If the Company shall be consolidated or merged with another corporation, each optionee who has an outstanding option hereunder shall, at the time for issuance of Shares upon exercise or partial exercise of such option, be entitled to receive the same number and kind of shares, or the same amount of other property, cash, or securities as the optionee would have been entitled to receive upon the happening of such consolidation or merger if the optionee had been, immediately prior to such event, the holder of the number of Shares to which the optionee has an outstanding option hereunder (to the extent of such exercise or partial exercise) adjusted in the manner provided in this Section, or, if another corporation shall be the survivor, such other corporation shall substitute therefor a substantially equivalent number and kind of shares of stock or other property, cash, or securities of such other corporation. Notwithstanding anything in the Plan to the contrary, in the event of a consolidation or merger described above, the Committee shall not have the right to take any actions described in the Plan that would make the consolidation or merger ineligible for pooling of interests accounting treatment or that would make the consolidation or merger ineligible for desired tax treatment if, in the absence of such right, the consolidation or merger would qualify for such treatment and the Company intends to use such treatment with respect to the consolidation or merger.

   (c) Further Adjustments. In the event that there shall be any change, other then as specified above, in the number or kind of the outstanding Shares or of any stock or other securities into which such Shares shall have been changed or for which they shall have been exchanged, or in the event of a dividend to holders of the Shares payable other than in cash or stock of the Company, then if the Committee shall determine that such change equitably requires an adjustment in the number or kind of Shares theretofore appropriated for the purposes of the Plan but not yet covered by an option, an adjustment in the number or kind of Shares that may be granted to any individual during any calendar year under the limit set forth in Section 4 of the Plan, or an adjustment with respect to the number, price or kind of Shares then subject to an option or options, such adjustment shall be made and shall be effective and binding for all purposes of the Plan.

   (d) Sale of Substantially all Assets. Notwithstanding the above, if all or substantially all of the assets of the Company shall be sold or exchanged (otherwise than by merger or consolidation), each optionee shall have the right to exercise such option in full, to the extent that it has not previously been exercised within ten (10) days after the notice by the Company of the right to exercise, and any such option not so exercised shall lapse.

13. Termination and Amendment.

   (a) Termination and Amendment of Plan. Unless the Plan shall theretofore have been terminated as hereinafter provided, it shall terminate on, and no option shall be granted thereunder after, January 1, 2001. The Board of Directors may also terminate the Plan or make such modifications or amendments thereof as it shall deem advisable; provided, however, that the Board of Directors shall not, amend the Plan without further approval by the holders of a majority of the outstanding common stock of the Company if such approval is required by section 162(m) of the Code or such approval is required by section 422 of the Code.

   (b) Termination and Amendment of Outstanding Options. The Committee may authorize amendments of outstanding options including without limitation the reduction of the option prices specified therein (or the granting of new options at lower prices upon the cancellation of outstanding options), so long as all options granted hereunder outstanding at any one time shall not call for issuance of more shares of common stock than those provided in Section 4 hereof and so long as the provisions of any amended option would have been permissible under the Plan if such option had been originally granted as of the date of such amendment with such amended terms. No termination, modification, or amendment of this Plan may adversely affect any then outstanding option under such Plan without the consent of the person to whom such option has been granted. Whether or not the Plan has terminated, an outstanding option may be terminated or amended under Section 18(c) or may be amended by agreement of the Company and the optionee consistent with the Plan.

   (c) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

14. Funding of the Plan.

   This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of grants under this Plan. In no event shall interest be paid or accrued on any grant.

15. No Fractional Shares

   No fractional Shares shall be issued or delivered pursuant to the Plan or any option. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

16. Headings.

   Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

17. Effective Date.

   Subject to the approval of the Company's shareholders, the Plan, as amended and restated, shall be effective on February 11, 1997.

18. Miscellaneous.

   (a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including options to employees thereof who become employees of the Company, or for other proper corporate purposes, or
(ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a grant to an employee of another corporation who becomes an employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.

   (b) Rights of an Optionee. No optionee shall have any rights of a shareholder with respect to any Shares unless and until the optionee has exercised the option with respect to such Shares and has paid the full option price therefor.

   (c) Compliance with Law. The Plan and the exercise of options shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any grant if it is contrary to law or modify a grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to optionees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

   (d) Governing Law. The validity, construction, interpretation and effect of the Plan and stock option agreements issued under the Plan shall exclusively be governed by and determined in accordance with the law of the Commonwealth of Pennsylvania, to the extent such law is not superseded by or inconsistent with Federal law.

                       SEI Investments  Oaks, PA  19456

--------------------------------------------------------------------------------

PROXY                       SEI INVESTMENTS COMPANY                      PROXY

          This proxy is solicited on behalf of the Board of Directors

     The undersigned shareholder of SEI Investments Company (the "Company") hereby appoints Kevin P. Robins, Sandra K. Orlow and Marc Cahn, or any of them (with full power to act alone in the absence of the other and with full power of substitution in each), the proxy or proxies of the undersigned, and hereby authorizes any of them to represent and to vote as designated on the reverse, all Shares of Common Stock of the Company held of record by the undersigned at the close of business on April 3, 1997, at the Annual Meeting of Shareholders to be held on May 14, 1997, and at any adjournments thereof.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                       Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Shareholders
                            SEI INVESTMENTS COMPANY

                                 May 14, 1997


                Please Detach and Mail in the Envelope Provided


[X] Please mark your
    votes as in this
    example.



(Instructions: To withhold authority to vote for any individual nominee, strike such nominee's name from the list of nominees.)

                      FOR ALL      WITHHOLD ALL
1.  Election of         [_]             [_]         Nominees:  Henry H. Greer
    Directors                                                  Richard B. Lieb
                                                               Carmen V. Romeo

FOR, except vote withheld from the following nominee(s):


------------------------------
                                                         FOR    AGAINST  ABSTAIN
2.  Approval of an amendment to the Company's            [_]      [_]      [_]
    Stock Option Plan.

3.  Ratification of the selection of Arthur Andersen     [_]      [_]      [_]
    LLP as the Company's auditors for 1997:

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

    This proxy, when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

CHECK HERE FOR ADDRESS CHANGE        [_]

CHECK HERE IF YOU PLAN TO ATTEND     [_]
THE MEETING

Please mark, sign, date, and return the proxy card promptly using the enclosed envelope.


SIGNATURE(S)                                     DATE
            ----------------------------------        --------------------------

Note: Please sign exactly as name appears hereon. When Shares are held by joint tenants, all joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in the full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.